Exhibit 99.1

IHS Inc. Reports Third Quarter 2007 Results

EPS of $0.35 and Adjusted EPS of $0.43;
Up 25 percent and 34 percent, respectively

     ENGLEWOOD, Colo. — September 20, 2007 — IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the third quarter ended August 31, 2007.  Revenue for the third quarter of 2007 totaled $183.4 million, representing a 31 percent increase over third quarter 2006 revenue of $139.9 million.  Net income for the third quarter of 2007 increased $5.7 million to $21.7 million, or $0.35 per diluted share, compared to third quarter 2006 net income of $16.1 million, or $0.28 per diluted share.

Adjusted EBITDA totaled $44.7 million for the third quarter of 2007, up 53 percent from $29.1 million in the third quarter of 2006.   Adjusted earnings per diluted share were $0.43 for the third quarter of 2007, an increase of 34 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance.  See the end of this release for more information about this non-GAAP measure.

 “The third quarter was a milestone quarter for IHS as we announced and closed multiple acquisitions, including the Jane’s acquisition, while delivering strong operational and financial results,” said Jerre Stead, Chairman and CEO, IHS.  “Additionally, we continued to make progress on initiatives that will drive strong profitable growth while improving our operational performance.”

Third Quarter 2007 Details

Organic revenue growth in the third quarter of 2007 was a 15-percent increase over the prior year; acquisitions contributed 14 percent and foreign exchange accounted for the remainder of the revenue increase.  IHS continued to grow its business in both operating segments, domestically and internationally, and across its three product categories—critical information, decision-support tools, and insight.  The Energy segment grew its revenue for the third quarter by 23 percent, to $93.5 million, compared to $75.8 million in the third quarter of 2006.  The Engineering segment grew its third quarter revenue by 40 percent, to $89.9 million, versus $64.1 million in the prior-year period.

Adjusted EBITDA for the third quarter of 2007 grew 53 percent over the third quarter of last year and was driven primarily by top-line growth, margin expansion, and contributions from our recent acquisitions.  Third quarter 2007 results include a $2.8 million foreign-exchange gain. Operating income increased $7.7 million year-over-year to $29.5 million, up from $21.8 million for the third quarter of 2006.  Energy operating income was $30.9 million, an increase of 48 percent over the prior-year quarter, and Engineering operating income was $15.5 million, up 29 percent over last year.

Year-to-Date 2007

Revenue for the nine months of 2007 totaled $490.9 million, representing a 22 percent increase over the prior-period revenue of $402.6 million.  Organic growth contributed 13 percent of the increase.  Acquisitions added seven percent and foreign exchange movements accounted for the remainder. The Energy segment grew its revenue during the first nine months of fiscal year 2007 by 25 percent, to $269.1 million, compared to $214.5 million in the prior-year period.  The Engineering segment grew its year-to-date 2007 revenue by 18 percent, to $221.8 million, compared to $188.2 million in 2006.

Adjusted EBITDA for the first nine months of 2007 totaled $116.6 million, up 43 percent from $81.8 million in the first nine months of 2006.   Operating income increased 32 percent year-over-year to $81.2 million, up from $61.8 million for the nine months ended August 31, 2006.  Energy operating income was $86.8 million, up 45 percent over the prior-year period, and Engineering operating income was $40.3 million, up 26 percent over last year.

Net income for the first nine months of 2007 increased 38 percent to $58.7 million, or $0.98 per diluted share, compared to net income of $42.5 million, or $0.75 per diluted share, for the prior-year period.

Cash Flows

IHS generated approximately $88.8 million of cash flow from operations during the nine months ended August 31, 2007, as compared to last year’s $94.2 million.

Balance Sheet

IHS ended the third quarter of 2007 with $132.4 million of cash and $16.9 million of short-term investments, and virtually no debt.

Expanded and Extended Credit Facility

IHS entered into an amended and restated credit agreement on September 7, 2007, increasing the size of the unsecured, revolving facility from $125 million to $385 million and extending the term to five years.

“We are very pleased to have expanded and extended our credit facility at favorable terms despite a difficult credit market,” stated Michael J. Sullivan, IHS Executive Vice President and CFO.  “The amended facility provides us with even more flexibility and capacity as we continue to pursue profitable growth opportunities.”

Share Repurchase Program

During the third quarter of 2007, IHS repurchased 180,862 shares of its common stock for approximately $8.0 million, or $44.23 per share.  During the first nine months of 2007, IHS repurchased 580,862 shares of its common stock for approximately $23.4 million, or $40.30 per share.

Outlook (forward-looking statement)

Based upon year-to-date performance, IHS is revising its annual guidance upward, and currently anticipates all-in revenue growth in the range of 22 to 24 percent for the full year ending November 30, 2007.  The company further expects adjusted EBITDA on an all-in basis to grow 35 to 37 percent for fiscal 2007.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

“I am very proud of the results coming from the great work of all of our colleagues. We are focused on finishing the year strongly,” said Mr. Stead.  “We are pleased with the opportunities in 2008 and beyond.”

As previously announced, IHS will hold a conference call to discuss third quarter results on September 20, 2007, at 3:00 p.m. MST (5:00 p.m. EST).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

Annual Investor Day

On Thursday, October 11, 2007, IHS will be hosting its second annual Investor Day in New York City.  In addition, the conference will be webcast live, beginning at 7:30 a.m. EST.  To listen to the meeting and view the slide presentations, please log on to http://www.ihs.com and click on the webcast link under the Investor Relations section of the website.  To attend in person, please send an email to Andy.Schulz@ihs.com with your name and contact information.

USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA.  None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales.  Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization and impairment of investment in affiliate) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions.  Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings.  Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements.  Please consult our public filings at www.sec.gov <http://www.sec.gov/>  or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading provider of critical technical information, decision-support tools and related services to customers around the world. Our data and services are used in a broad number of industries, including energy, defense, aerospace, construction, electronics, and automotive. IHS translates the value of our global information, expertise and knowledge to enable customer success and create customer delight on a daily basis. Ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 180 countries, customers rely on our offerings to facilitate decision making, support key processes and improve productivity. IHS has been in business for nearly 50 years and employs more than 3,000 people in 35 locations around the world.

###

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2007 IHS Inc.  All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	August 31,	November 30,
	2007	2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$132,366	$180,034
Short-term investments	16,870	2,076
Accounts receivable, net	142,009	151,300
Deferred subscription costs	32,240	33,293
Deferred income taxes	15,242	7,758
Other	14,296	6,461
Total current assets	353,023	380,922

Non-current assets:
Property and equipment, net	58,614	53,096
Intangible assets, net	196,381	65,962
Goodwill, net	534,257	350,896
Prepaid pension asset	94,510	92,488
Other	1,251	937
Total non-current assets	885,013	563,379
Total assets	$1,238,036	$944,301
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$3,062	$500
Accounts payable	20,652	45,622
Accrued compensation	25,290	30,788
Accrued royalties	13,184	22,801
Other accrued expenses	42,282	36,047
Income tax payable	15,650	11,484
Deferred subscription revenue	230,736	191,229
Total current liabilities	350,856	338,471

Long-term debt	—	74
Accrued pension liability	13,774	12,309
Accrued post-retirement benefits	16,020	18,200
Deferred income taxes	48,326	2,788
Other liabilities	7,887	6,891
Minority interests	172	377
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 49,750,527 and 45,265,794 shares issued and 48,904,247 and 45,042,232 shares outstanding at August 31, 2007 and November 30, 2006, respectively	498	453
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at August 31, 2007 and November 30, 2006	138	138
Additional paid-in capital	369,572	175,027
Treasury stock, at cost; 846,280 and 223,562 shares at August 31, 2007 and November 30, 2006, respectively	(32,960)	(7,551)
Retained earnings	458,719	400,029
Accumulated other comprehensive income (loss)	5,034	(2,905)
Total stockholders’ equity	801,001	565,191
Total liabilities and stockholders’ equity	$1,238,036	$944,301

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2007	2006	2007	2006
	(Unaudited)
Revenue:
Products	$154,959	$117,200	$407,074	$334,265
Services	28,397	22,723	83,803	68,379
Total revenue	183,356	139,923	490,877	402,644

Operating expenses:
Cost of revenue:
Products	64,259	47,871	163,266	141,395
Services	18,790	16,435	53,274	46,956
Total cost of revenue (includes stock-based compensation expense of $383, $392, $839 and $2,558 for the three and nine months ended August 31, 2007 and 2006, respectively)	83,049	64,306	216,540	188,351
Selling, general and administrative (includes stock-based compensation expense of $8,759; $4,048; $21,684 and $9,907 for the three and nine months ended August 31, 2007 and 2006, respectively)	66,479	50,494	180,977	143,338
Depreciation and amortization	7,118	4,218	16,619	10,930
Restructuring and other charges	—	—	—	2
(Gain) loss on sales of assets, net	—	53	(756)	53
Net periodic pension and post-retirement benefits	257	(1,081)	(365)	(2,626)
Earnings in unconsolidated subsidiaries	(44)	(50)	(208)	(180)
Other expense (income), net	(2,975)	204	(3,171)	1,024
Total operating expenses	153,884	118,144	409,636	340,892

Operating income	29,472	21,779	81,241	61,752
Interest income	1,970	1,789	5,318	4,161
Interest expense	(99)	(120)	(308)	(272)
Non-operating income, net	1,871	1,669	5,010	3,889
Income from continuing operations before income taxes and minority interests	31,343	23,448	86,251	65,641
Provision for income taxes	(9,580)	(6,987)	(27,532)	(21,079)
Income from continuing operations before minority interests	21,763	16,461	58,719	44,562
Minority interests	(32)	(89)	(29)	(170)
Income from continuing operations	21,731	16,372	58,690	44,392
Discontinued operations:
Loss from discontinued operations, net	—	(298)	—	(1,920)
Net income	$21,731	$16,074	$58,690	$42,472
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.36	$0.29	$1.00	$0.79
Diluted (Class A and Class B common stock)	$0.35	$0.29	$0.98	$0.79
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$—	$(0.01)	$—	$(0.04)
Diluted (Class A and Class B common stock)	$—	$(0.01)	$—	$(0.04)
Net income per share:
Basic (Class A and Class B common stock)	$0.36	$0.28	$1.00	$0.75
Diluted (Class A and Class B common stock)	$0.35	$0.28	$0.98	$0.75
Weighted average shares:
Basic (Class A common stock)	47,367	43,299	44,954	42,568
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	62,197	57,090	59,616	56,433
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended August 31,
	2007	2006
	(Unaudited)
Operating activities
Net income	$58,690	$42,472
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	16,619	10,930
Stock-based compensation expense	22,523	12,720
(Gain) loss on sales of assets, net	(756)	53
Impairment of assets of discontinued operations	—	1,012
Non-cash net periodic pension and post-retirement benefits	(2,988)	(3,212)
Undistributed earnings of unconsolidated subsidiaries, net	96	—
Minority interests	(203)	49
Deferred income taxes	7,715	569
Change in assets and liabilities:
Accounts receivable, net	25,312	51,148
Other current assets	1,384	3,273
Accounts payable	(28,477)	(26,679)
Accrued expenses	(18,828)	(10,772)
Income taxes	841	(971)
Deferred subscription revenue	6,832	13,560
Net cash provided by operating activities	88,760	94,152
Investing activities
Capital expenditures on property and equipment	(7,173)	(8,047)
Intangible assets acquired	—	(3,300)
Change in other assets	(3,409)	289
Purchase of investments	(83,675)	(5,353)
Sales and maturities of investments	68,833	26,671
Acquisitions of businesses, net of cash acquired	(87,343)	(84,454)
Proceeds from sales of assets	2,461	400
Net cash used in investing activities	(110,306)	(73,794)
Financing activities
Net payments on debt	(500)	(210)
Tax benefit from equity compensation plans	715	7,383
Repurchases of common stock	(25,409)	—
Net cash provided by (used in) financing activities	(25,194)	7,173
Foreign exchange impact on cash balance	(928)	1,735
Net increase (decrease) in cash and cash equivalents	(47,668)	29,266
Cash and cash equivalents at the beginning of the period	180,034	132,365
Cash and cash equivalents at the end of the period	$132,366	$161,631

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended August 31,
	2007	2006
	(Unaudited)
Energy	$93,484	$75,848
Engineering	89,872	64,075
Shared Services	—	—
Revenue	$183,356	$139,923

Energy	$30,859	$20,815
Engineering	15,482	11,986
Shared Services	(16,869)	(11,022)
Operating income	$29,472	$21,779

	Three Months Ended August 31, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)
Operating income	$30,859	$15,482	$(16,869)	$29,472
Adjustments:
Stock-based compensation expense	—	—	9,142	9,142
Depreciation and amortization	3,116	3,403	599	7,118
Non-cash net periodic pension and post-retirement benefits	—	—	(991)	(991)
Minority interest	—	(32)	—	(32)
Adjusted EBITDA	$33,975	$18,853	$(8,119)	$44,709

	Three Months Ended August 31, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)
Operating income	$20,815	$11,986	$(11,022)	$21,779
Adjustments:
Stock-based compensation expense	—	—	4,440	4,440
Depreciation and amortization	2,583	1,301	334	4,218
(Gain) loss on sales of assets, net	—	53	—	53
Non-cash net periodic pension and post-retirement benefits	—	—	(1,268)	(1,268)
Minority interest	—	(89)	—	(89)
Adjusted EBITDA	$23,398	$13,251	$(7,516)	$29,133

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Nine Months Ended August 31,
	2007	2006
	(Unaudited)
Energy	$269,058	$214,461
Engineering	221,819	188,183
Shared Services	—	—
Revenue	$490,877	$402,644

Energy	$86,777	$59,943
Engineering	40,292	32,070
Shared Services	(45,828)	(30,261)
Operating income	$81,241	$61,752

	Nine Months Ended August 31, 2007
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)
Operating income	$86,777	$40,292	$(45,828)	$81,241
Adjustments:
Stock-based compensation expense	—	—	22,523	22,523
Depreciation and amortization	8,711	6,215	1,693	16,619
(Gain) loss on sales of assets, net	—	—	(756)	(756)
Non-cash net periodic pension and post-retirement benefits	—	—	(2,988)	(2,988)
Minority interest	—	(29)	—	(29)
Adjusted EBITDA	$95,488	$46,478	$(25,356)	$116,610

	Nine Months Ended August 31, 2006
	Energy	Engineering	Shared Services	Consolidated
	(Unaudited)
Operating income	$59,943	$32,070	$(30,261)	$61,752
Adjustments:
Stock-based compensation expense	—	—	12,465	12,465
Depreciation and amortization	6,090	4,027	813	10,930
Restructuring and offering charges	—	(18)	20	2
(Gain) loss on sale of assets, net	—	53	—	53
Non-cash net periodic pension and post-retirement benefits	—	—	(3,212)	(3,212)
Minority interest	—	(170)	—	(170)
Adjusted EBITDA	$66,033	$35,962	$(20,175)	$81,820

IHS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENT

(In thousands)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2007	2006	2007	2006
	(Unaudited)
Net income	$21,731	$16,074	$58,690	$42,472
Interest income	(1,970)	(1,789)	(5,318)	(4,161)
Interest expense	99	120	308	272
Provision for income taxes	9,580	6,987	27,532	21,079
Depreciation and amortization	7,118	4,218	16,619	10,930
EBITDA	36,558	25,610	97,831	70,592
Stock-based compensation expense	9,142	4,440	22,523	12,465
Restructuring and offering charges	—	—	—	2
(Gain) loss on sales of assets, net	—	53	(756)	53
Non-cash net periodic pension and post-retirement benefits	(991)	(1,268)	(2,988)	(3,212)
Loss from discontinued operations, net	—	298	—	1,920
Adjusted EBITDA	$44,709	$29,133	$116,610	$81,820

	Three Months Ended August 31,		Nine Months Ended August 31,
	2007	2006	2007	2006
	(Unaudited)
Net cash provided by operating activities	$22,998	$28,990	$88,760	$94,152
Capital expenditures on property and equipment	(3,528)	(2,284)	(7,173)	(8,047)
Free cash flow	$19,470	$26,706	$81,587	$86,105

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2007	2006	2007	2006
	(Unaudited)
Earnings per diluted share	$0.35	$0.28	$0.98	$0.75
Stock-based compensation expense	0.09	0.04	0.24	0.13
Gain on sales of assets, net	—	—	(0.01)	—
Non-cash net periodic pension and post-retirement benefits	(0.01)	(0.01)	(0.03)	(0.03)
Loss from discontinued operations, net	—	0.01	—	0.04
Adjusted earnings per diluted share	$0.43	$0.32	$1.18	$0.89
Note: amounts may not sum due to rounding.